AMENDMENT TO PLAN OF DISTRIBUTION
of
THE AMERICAN FUNDS TAX-EXEMPT SERIES I
THE TAX-EXEMPT FUND OF MARYLAND
relating to its
CLASS F SHARES

WHEREAS, The Tax-Exempt Fund of Maryland (the “Fund”) is a series of The American Funds Tax-Exempt Series I, a Massachusetts business trust that offers various classes of shares of beneficial interest and

WHEREAS, the Fund adopted a Plan of Distribution pursuant to rule 12b-1 under the Investment Company Act of 1940 (the "Plan") for the promotion of the sale of Class F shares of the Fund on certain terms and conditions and subject to certain provisions set forth therein; and

WHEREAS, the Plan was approved by the (i) entire Board of Trustees of the Fund, and (ii) those Trustees who are not interested persons and who have no direct or indirect financial interest in the operation of the Plan or any related agreement; and

WHEREAS, in connection with an offering of a new class of shares by the Fund, Class F shares will be re-named Class F-1 shares;

NOW THEREFORE, the Plan shall be amended as follows:

1.	Effective as of July 30, 2008, the Plan shall be amended to replace all references to "Class F shares" with "Class F-1 shares."

2.	In all other respects the Plan shall continue in full force and effect for the period provided under such Plan or any renewal thereof.

3.	This amendment may be executed in several counterparts, each of which shall be original.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Fund has caused this amendment to be executed by its officers thereunto duly authorized, as of July 30, 2008.

THE AMERICAN FUNDS TAX-EXEMPT SERIE I
THE TAX-EXEMPT FUND OF MARYLAND

By: ________________________________

      Principal Executive Officer

By: ______________________________

     Secretary

AMENDMENT TO PLAN OF DISTRIBUTION
of
THE AMERICAN FUNDS TAX-EXEMPT SERIES I
THE TAX-EXEMPT FUND OF VIRGINIA
relating to its
CLASS F SHARES

WHEREAS, The Tax-Exempt Fund of Virginia (the “Fund”) is a series of The American Funds Tax-Exempt Series I, a Massachusetts business trust that offers various classes of shares of beneficial interest and

WHEREAS, the Fund adopted a Plan of Distribution pursuant to rule 12b-1 under the Investment Company Act of 1940 (the "Plan") for the promotion of the sale of Class F shares of the Fund on certain terms and conditions and subject to certain provisions set forth therein; and

WHEREAS, the Plan was approved by the (i) entire Board of Trustees of the Fund, and (ii) those Trustees who are not interested persons and who have no direct or indirect financial interest in the operation of the Plan or any related agreement; and

WHEREAS, in connection with an offering of a new class of shares by the Fund, Class F shares will be re-named Class F-1 shares;

NOW THEREFORE, the Plan shall be amended as follows:

1.	Effective as of July 30, 2008, the Plan shall be amended to replace all references to "Class F shares" with "Class F-1 shares."

2.	In all other respects the Plan shall continue in full force and effect for the period provided under such Plan or any renewal thereof.

3.	This amendment may be executed in several counterparts, each of which shall be original.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Fund has caused this amendment to be executed by its officers thereunto duly authorized, as of July 30, 2008.

THE AMERICAN FUNDS TAX-EXEMPT SERIE I
THE TAX-EXEMPT FUND OF VIRGINIA

By: ________________________________

      Principal Executive Officer

By: ______________________________

     Secretary